Exhibit 10.2

EXECUTION VERSION

SPONSOR FORFEITURE AGREEMENT

December 30, 2022

Nocturne Acquisition Corporation

3 Germay Drive

Wilmington, DE 19804

Cognos Therapeutics, Inc.

10604 S La Cienega Blvd.

Inglewood, CA 90304

Re: Forfeiture of Sponsor Shares

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger and Reorganization dated as of the date hereof (as amended from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof, by and among Nocturne Acquisition Corporation, a Cayman Islands exempted company listed on the Nasdaq Stock Market (which shall transfer by way of continuation to and domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement)) (“Nocturne”), Nocturne Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Nocturne, and Cognos Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Merger Agreement.

In order to induce the Company and Nocturne to enter into the Merger Agreement and to proceed with the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Nocturne Sponsor, LLC, a Delaware limited liability company and Nocturne’s sponsor (the “Sponsor”), and Nocturne hereby agree, pursuant to this letter agreement (this “Letter Agreement”), for the benefit of the Company, as follows:

1.	If the Nocturne Cash on Hand is less than the Minimum Cash Amount, and the Company, in its sole discretion, elects to waive compliance with the Closing condition under the Merger Agreement that the Nocturne Cash on Hand shall not be less than the Minimum Cash Amount, and to proceed with the Closing, then at (and contingent upon) the Closing, Sponsor shall irrevocably forfeit and surrender to Nocturne the Founder Shares and private placement units in the form and substance set forth in this section (the “Forfeiture”): Sponsor shall (a) keep 2,963,000 shares (eighty-seven and one-half percent (87.5%) of Sponsor Shares) and forfeit the rest if Nocturne Cash on Hand is less than the Minimum Cash Amount but equals or exceeds $7,500,000, (b) keep 2,539,000 shares (seventy-five percent (75%) of Sponsor Shares) and forfeit the rest if Nocturne Cash on Hand is less than $7,500,000 but equals or exceeds $5,000,000 and (c) keep 1,693,000 shares (fifty percent (50%) of Sponsor Shares) and forfeit the rest if there is no Nocturne Cash on Hand. The number of Sponsor Shares kept and forfeited shall be pro-rated to the extent that the Nocturne Cash on Hand falls between any of the amounts in clauses (a) through (c) above. The number of Sponsor Shares forfeited shall, to the extent applicable, be rounded up to the next greater whole number. The amount of forfeited Sponsor Shares shall be subject to equitable adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event occurring prior to the Closing.

2.	To effect the Forfeiture, the Sponsor shall transfer the forfeited Sponsor Shares, if any, to Nocturne for cancellation and in exchange for no consideration. Nocturne shall immediately retire and cancel all of the forfeited Sponsor Shares and shall direct Nocturne’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto. The Sponsor and Nocturne each shall (a) take such actions as are necessary to cause the forfeited Sponsor Shares to be retired and canceled, after which time such forfeited Sponsor Shares shall no longer be issued or outstanding, and (b) provide the Company with evidence that such retirement and cancellation has occurred.

3.	Prior to the Closing, the Sponsor shall not, directly or indirectly, transfer or otherwise dispose of the Sponsor Shares other than pursuant to the Forfeiture.

4.	The Sponsor hereby represents and warrants to the Company, as of the date hereof and as of immediately prior to the Closing, that the Sponsor owns, and holds of record, all of the Sponsor Shares, free and clear of all Liens and other obligations in respect of such Sponsor Shares.

5.	This Letter Agreement (together with, as between the Company and Nocturne, the Merger Agreement) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Letter Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

6.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and Nocturne and their respective successors and assigns.

7.	The Law of the State of New York shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and the negotiation, execution or performance of this Letter Agreement or any of the transactions contemplated hereby and (b) any questions concerning the construction, interpretation, validity and enforceability of this Letter Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York. EACH PARTY TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS LETTER AGREEMENT, THE TRANSACTIONS OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each party hereto submits to the exclusive jurisdiction of any court of the State of New York sitting in New York County or, if it has or can obtain jurisdiction, the Federal District Court for the Southern District of New York, in any Proceeding arising out of or relating to this Letter Agreement or the negotiation, execution or performance of this Letter Agreement or any of the transactions contemplated hereby, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Letter Agreement in any other courts. Nothing in this paragraph, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

8.	Each party hereto acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Letter Agreement by any party hereto, money damages may be inadequate and the non-breaching parties may have not adequate remedy at Law, and agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of this Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Letter Agreement, at Law or in equity.

9.	This Letter Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if any, that the Merger Agreement is terminated in accordance with its terms.

10.	This Letter Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement.

[Signature page follows]

Sincerely,

NOCTURNE SPONSOR, LLC

By: MINDFULNESS SPONSOR COMPANY
LIMITED, its Managing Member

By:	/s/ Ka Seng (Thomas) Ao
	Name:	Ka Seng (Thomas) Ao
	Title:	Director

NOCTURNE ACQUISITION CORPORATION

By:	/s/ Henry Monzon
	Name:	Henry Monzon
	Title:	Chief Executive Officer

[Signature Page to Sponsor Forfeiture Agreement]

Acknowledged and Agreed:

COGNOS THERAPEUTICS, INC.

By:	/s/ Frank Adell
	Name:	Frank Adell
	Title:	Chief Executive Officer

[Signature Page to Sponsor Forfeiture Agreement]

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